                                                                     Exhibit 4.2

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW.

BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER
(I) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. AS USED HEREIN, THE TERMS "UNITED STATES," "OFFSHORE TRANSACTION," AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF

PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A REGULATION S GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN. INTERESTS IN THIS REGULATION S GLOBAL SECURITY MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD (AS DEFINED IN THE INDENTURE), AND NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS REGULATION S GLOBAL SECURITY MAY BE MADE FOR AN INTEREST IN A RULE 144A GLOBAL SECURITY UNTIL AFTER THE TERMINATION OF THE RESTRICTED PERIOD OR AS OTHERWISE PERMITTED BY LAW AND CONTEMPLATED BY THE INDENTURE.

                               SLEEPMASTER L.L.C.
                         SLEEPMASTER FINANCE CORPORATION

                                   ----------

                 11% SENIOR SUBORDINATED NOTE DUE 2009, SERIES A

                                                           CUSIP NO. U82794AA3

No. 2                                                               $1,300,000

            Sleepmaster L.L.C., a New Jersey limited liability company (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), and Sleepmaster Finance Corporation, a Delaware corporation (herein called "Finance Corp.,"which term includes any successor Person under the Indenture hereinafter referred to, and, together with the Company, the "Issuers"), for value received, hereby promise to pay to Cede & Co. or registered assigns, the principal sum of One Million Three Hundred Thousand United States dollars on May 15, 2009, at the office or agency of the Issuers referred to below, and to pay interest thereon from May 18, 1999, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on May 15 and November 15 in each year, commencing November 15, 1999 at the rate of 11% per annum, subject to adjustments as described in the second following paragraph, in United States dollars, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

            The Holder of this Series A Security is entitled to the benefits of the Registration Rights Agreement among the Issuers, the Guarantors and the Initial Purchasers, dated May 18, 1999, pursuant to which, subject to the terms and conditions thereof, the Issuers and the Guarantors are obligated to consummate the Exchange Offer pursuant to which the Holder of this Security (and the related Guarantees) shall have the right to exchange this Security (and the related Guarantees) for 11% Senior Subordinated Notes due 2009, Series B and related guarantees (herein called the "Series B Securities") in like principal amount as provided therein. In addition, the Issuers and the Guarantors have agreed to use their best efforts to register the Securities for resale under the Securities Act through a Shelf Registration Statement in the event that the Exchange Offer is not consummated within 175 calendar days after the original issue of the Securities or under certain other circumstances. The Series A Securities and the Series B Securities are together (including related Guarantees) referred to as the "Securities." The Series A Securities rank pari passu in right of payment with the Series B Securities.

            In the event that (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 45th calendar day following the date of original issue of the Series A Securities, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 135th calendar day following the date of original issue of the Series A Securities,
(c) the Exchange Offer is not consummated on or prior to the 175th calendar day following the date of original issue of the Series A Securities, (d) a Shelf Registration Statement required to be filed is not declared effective on or prior to the later of 175 days after the original issue of the Securities or 40 days after the Shelf Registration Statement is requested, if applicable, or (e) the Shelf Registration

Statement is declared effective but shall thereafter become unusable for more than 30 days in the aggregate (each such event referred to in clauses (a) through (e) above, a "Registration Default"), the interest rate borne by the Series A Securities shall be increased by one-quarter of one percent per annum upon the occurrence of any Registration Default, which rate (as increased as aforesaid) will increase by an additional one-quarter of one percent each 90-day period that such additional interest continues to accrue under any such circumstance, with an aggregate maximum increase in the interest rate equal to one percent (1%) per annum. Immediately following the cure of all Registration Defaults the accrual of additional interest with respect to the particular Registration Default will cease.

            The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Series A Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, all as more fully provided in this Indenture.

            Payment of the principal of, premium, if any, and interest on, this Security, and exchange or transfer of the Security, will be made at the office or agency of the Issuers in The City of New York maintained for that purpose (which initially will be a corporate trust office of the Trustee located at 114 West 47th Street, New York, New York 10036), or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuers by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Security is entitled to the benefits of the Guarantees by the Guarantors of the punctual payment when due and performance of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders. Reference is made to Article Fourteen of the Indenture for a statement of the respective right imitations of rights, duties and obligations under the Guarantees of the Guarantors.

            Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the

Indenture by manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed by the manual or facsimile signature of their authorized officers.

                                    SLEEPMASTER L.L.C.


                                    By:   /s/ James P. Koscica
                                          --------------------------------------
                                          Name: James P. Koscica
                                          Title:Executive Vice President, Chief
                                          Financial Officer and Secretary

Attest:



---------------------------
Authorized Officer


                                    SLEEPMASTER FINANCE CORPORATION


                                    By:   /s/ James P. Koscica
                                          --------------------------------------
                                          Name: James P. Koscica
                                          Title:Executive Vice President, Chief
                                          Financial Officer and Secretary

Attest:



---------------------------
Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the 11% Senior Subordinated Notes due 2009, Series A referred to in the within-mentioned Indenture.


                                    UNITED STATES TRUST COMPANY OF NEW YORK, as
                                          Trustee


                                    By:   /s/ M. Ciesmelewski
                                          --------------------------------------
                                          Authorized Signatory

Dated: May 18, 1999

                               SLEEPMASTER L.L.C.
                         SLEEPMASTER FINANCE CORPORATION

                 11% Senior Subordinated Note due 2009, Series A

            This Security is one of a duly authorized issue of Securities of the Issuers designated as their 11% Senior Subordinated Notes due 2009, Series A (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $165,000,000 (of which $115.0 million are Initial Securities and up to $50.0 million may be issued as Additional Securities) issued under and subject to the terms of an indenture (herein called the "Indenture") dated as of May 18, 1999, among the Issuers, the Guarantors and United States Trust Company of New York., as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuers, the Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

            The Securities are subject to redemption at any time on or after May 15, 2004, at the option of the Issuers, in whole or in part, on not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning May 15 of the years indicated below:


                           Year               Redemption Price
                           ----               ----------------
                           2004............        105.500%
                           2005............        103.667%
                           2006............        101.833%


and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date).

            In addition, at any time on or prior to May 15, 2002, the Issuers, at their option, may use the net proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Securities issued under the Indenture (including the principal amount of any Additional Securities) at a redemption price equal to 111% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least 65% of the aggregate principal amount of Securities remains (including the principal amount of any Additional Securities) outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 20 days after the closing of the related Public Equity Offering and must consummate such redemption within 45 days of the closing of the Public Equity Offering.

            In addition, the Securities may be redeemed upon a Change of Control at any time prior to May 15, 2004, at the option of the Issuers, in whole and not in part, within 60 days of such Change of

Control, at a redemption price equal to (i) 100% of the principal amount of thereof plus (ii) accrued and unpaid interest, if any, to the Redemption Date) plus (iii) the Applicable Premium, if any. In no event will the redemption price of the Securities be less than 105.5% (the Redemption Price for the Securities on May 15, 2004) of the principal amount of the Securities, plus accrued and unpaid interest to the applicable Redemption Date.

            If less than all of the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or if the Securities are not so listed, pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

            Upon the occurrence of a Change of Control, each Holder may require the Issuers to purchase such Holder's Securities in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

            Under certain circumstances, if all or a portion of the Net Cash Proceeds received by the Company from any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness or any Senior Guarantor Indebtedness, or if the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Senior Indebtedness or Senior Guarantor Indebtedness, or if no such Senior Indebtedness or Senior Guarantor Indebtedness is then outstanding, and if the Company has not invested such Net Cash Proceeds in properties and assets that replace the properties and assets that were the subject of the Asset Sale or in properties and assets which will be used in the businesses of the Company or its Restricted Subsidiaries existing on the date of the Indenture or in businesses reasonably related thereto and such Net Cash Proceeds not used or invested exceeds a specified amount, the Company will be required to apply such proceeds to the repayment of the Securities and certain Indebtedness ranking pari passu in right of payment to the Securities.

            In the case of any redemption or repurchase of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

            In the event of redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

            If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

            The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

            The Indenture permits, with exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which require the consent of all the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the Guarantors and the rights of the Holders under the Indenture and the Securities and the Guarantees at any time by the Issuers and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Issuers and the Guarantors with certain provisions of the Indenture and the Securities and the Guarantees and certain past Defaults under the Indenture and the Securities and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

            The Securities are, to the extent and manner provided in Article Thirteen of the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, Finance Corp., any Guarantor or any other obligor on the Securities (in the event such Guarantor or such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuers in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            Certificated securities shall be transferred to all beneficial holders in exchange for their beneficial interests in the Rule 144A Global Securities or the Regulation S Global Securities if (i) such Depositary (A) has notified the Issuers that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case the Issuers fail to appoint a successor Depositary within 90 days, (ii) the Issuers, at their option, notifies the Trustee in writing that it elects to cause the issuance of the Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to such Global Security. Upon any such issuance, the Trustee is required to register such certificated Series A Securities in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). All such certificated Series A Securities would be required to include the Private Placement Legend.

            Series A Securities in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series A Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.

            At any time when the Issuers are not subject to Sections 13 or 15(d) of the Exchange Act, upon the written request of a Holder of a Series A Security, the Issuers will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Series A Security who such Holder informs the Issuers is reasonably believed to be a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

            No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Security for registration of transfer, the Company, Finance Corp., any Guarantor, the Trustee and any agent of the Company, Finance Corp., any Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and none of the Company, Finance Corp., any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

            THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

            All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                         OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Security purchased by the Issuers pursuant to Section 1012 or Section 1015, as applicable, of the Indenture, check the Box:
[ ].

            If you wish to have a portion of this Security purchased by the Issuers pursuant to Section 1012 or Section 1015 as applicable, of the Indenture, state the amount (in original principal amount):



                                   $_____________.

Date: _________________________             Your Signature:_____________________
(Sign exactly as your name appears on the other side of this Security)



Signature Guarantee: _________________________

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

                                   TRANSFER NOTICE

      FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(Please print or typewrite name and address including zip code of assignee)

-------------------------------------------------------------------------------

the within Security and all rights thereunder, hereby irrevocably constituting and appointing

-------------------------------------------------------------------------------

attorney to transfer such Security on the books of the Issuers with full power of substitution in the premises.

      In connection with any transfer of this Security occurring prior to the date which is the earlier of the date of an effective Registration Statement or ---------, 2001, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ] (a) this Security is being transferred in compliance with the exemption from under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[ ] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Date: ______________________


                                    ____________________________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.




Signature Guarantee: _________________________

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A. Dated:



Dated:

                          NOTICE: To be executed by an authorized signatory

                                    GUARANTEE

      For value received, each of the undersigned hereby absolutely, fully and unconditionally and irrevocably guarantees, jointly and severally with each other Guarantor, to the holder of this Security the payment of principal of, premium, if any, and interest on this Security upon which these Guarantees are endorsed in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Issuers under the Indenture or the Securities, to the holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security and Article Fourteen of the Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Security. These Guarantees shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof. The Indebtedness evidenced by these Guarantees is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Guarantor Indebtedness, whether outstanding on the date of the Indenture or thereafter, and the Guarantees are issued subject to such Provisions.

Dated- May 18, 1999

                                    HERR MANUFACTURING COMPANY
                                    PALM BEACH BEDDING COMPANY
                                    LOWER ROAD ASSOCIATES, LLC


                                    By:   /s/ James P. Koscica
                                          --------------------------------------
                                          Name: James P. Koscica
                                          Title:Executive Vice President, Chief
                                          Financial Officer and Secretary

Attest:



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Authorized Officer